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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (Date of earliest event reported): September 12, 2005
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                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)



      Pennsylvania                         1-11152               23-1882087
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
      incorporation)                                         Identification No.)




781 Third Avenue, King of Prussia, PA                                19406-1409
(Address of Principal Executive Offices)                             (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01.        Entry into a Material Definitive Agreement.

(a) In second quarter 2004, the Compensation Committee of the Board of Directors ("Compensation Committee") of InterDigital Communications Corporation (the "Company") established a Long-Term Compensation Program ("Program") applicable to management and executive level employees. In connection with the Compensation Committee's amendment to the cash award portion of the Program in June 2005, on September 12, 2005, the Compensation Committee adopted the following performance-based goals associated with Cycle 2 of the Program which covers the period July 1, 2005 to January 1, 2009:

     o Achieve patent licensing/technology solution revenue coverage from a targeted percentage of the 3G market on terms and conditions consistent with the Company's strategic plan.

     o Generate free cash flow, of a targeted monetary amount, over years 2006 through 2008.

     o Create new business opportunity for the Company beyond the 3G baseband market.

Revisions made to the cash award portion of the Program were disclosed in the Company's Current Report on Form 8-K dated July 7, 2005.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                             INTERDIGITAL COMMUNICATIONS CORPORATION


                             By: /s/ Lawrence F. Shay
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                                 Lawrence F. Shay
                                 General Counsel



Dated:  September 16, 2005